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                                                                   EXHIBIT 23.07



                   CONSENT OF PERSON TO BE NAMED AS A DIRECTOR



I hereby consent to the reference to me as a person who has agreed to become a director of Micro Focus Plc, which reference is under the headings "Summary -- Terms of the Merger -- Following the Merger" and "Terms of the Merger -- Following the Merger" in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form F-4.



                                       /s/ Gary G. Greenfield
                                       -----------------------------------------
                                       Gary G. Greenfield



Rockville, Maryland
August 21, 1998